                                                                     EXHIBIT 5.1

                      [LETTERHEAD OF WACHOVIA CORPORATION]

                                                             April 19, 2000

Wachovia Corporation
100 North Main Street
P.O. Box 3099
Winston-Salem, North Carolina 27150

       Registration Statement on Form S-4

Gentlemen:

   I am familiar with the proceedings taken by Wachovia Corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended, pertaining to the issuance of up to 795,000 shares of the Company's Common Stock, par value $5.00 per share (the "Shares"), pursuant to the terms of the Agreement and Plan of Merger, dated as of March 3, 2000, by and between the Company and Commerce National Corporation. (the "Merger Agreement").

   As counsel for the Company, I have reviewed the Registration Statement and the Merger Agreement, and I have examined and am familiar with the records relating to the organization of the Company, including its articles of incorporation, by-laws and all amendments thereto, and the records of all proceedings taken by the Board of Directors of the Company pertinent to the rendering of this opinion.

   Based on the foregoing, and having regard for such legal considerations as I have deemed relevant, I am of the opinion that the Shares have been duly authorized and, upon issuance in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and nonassessable.

   I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the listing of my name in the Proxy
Statement/Prospectus.

                                          Sincerely,

                                          /s/ William M. Watson, Jr.
                                          ______________________
                                          William M. Watson, Jr.
                                          Senior Vice President